UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2012 athenahealth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Arsenal Street, Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-402-1000

________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 29, 2012, athenahealth, Inc. (the “Company”) entered into the Third Amendment to Lease (the “Lease Amendment”) with the President and Fellows of Harvard College, a Massachusetts educational and charitable corporation (the “Landlord”). The Lease Amendment amends the Lease with the Landlord dated November 8, 2004, as amended, for the Company’s headquarters located at 311 Arsenal Street, Watertown, Massachusetts, and provides for the leasing of additional space in the building. In addition to the office premises the Company currently occupies, the Lease Amendment provides for the lease of approximately 26,897 square feet of additional space (the “Expansion Premises”).

Pursuant to the Lease Amendment, the term of the Company’s lease for the Expansion Premises begins on December 1, 2012, or earlier if vacant, and will end on November 30, 2017. The monthly basic rent for the Expansion Premises shall be $66,122 starting on December 1, 2012, and shall increase by $2,241 on July 1, 2013, and each anniversary thereof.

The foregoing is a summary description of certain terms of the Lease Amendment and is qualified in its entirety by reference to the full text of the Lease Amendment, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2012.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc. (Registrant)

September 4, 2012	/s/ DANIEL H. ORENSTEIN
Daniel H. Orenstein SVP, General Counsel, and Secretary